Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media: Amy Meshulam, media@edwards.com
Investors: Gerianne Sarte, investor_relations@edwards.com

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS
IRVINE, CA, April 23, 2026 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended March 31, 2026.

Highlights and Outlook
•Q1 sales grew 16.7% to $1.65 billion1, constant currency2 sales grew 12.7%
•Q1 TAVR sales grew 14.4% to $1.20 billion1; constant currency2 sales grew 11.0%
•Q1 TMTT sales of $173 million1,3, driven by repair and replacement therapies
•Q1 EPS of $0.661; adjusted2 EPS of $0.781
•Raising FY 2026 constant currency2 sales growth guidance to 9% to 11% from 8% to 10%
•Raising FY 2026 adjusted2 EPS guidance midpoint; new range of $2.95 to $3.05 from $2.90 to $3.05
•Renewed clinical focus on proactive disease management with differentiated SAPIEN TAVR
•Completed $500 million Accelerated Share Repurchase

“Building on a year in 2025 marked by solid financial performance and strategic progress, we delivered another strong quarter in Q1, achieving 12.7% sales growth, which reflects the impact and durability of our focused strategy. We remain dedicated to solving large, urgent and complex patient needs and pursuing unique opportunities to innovate and lead in structural heart disease,” said Bernard Zovighian, Edwards’ CEO. “Based on our first quarter performance, we are raising our financial guidance for 2026. We continue to pursue additional meaningful growth opportunities across our portfolio, and our financial strength and strategic clarity give us confidence in the future.”
Transcatheter Aortic Valve Replacement (TAVR)
In the first quarter, the company reported TAVR sales of $1.2 billion, which grew 14.4% compared to the prior year, or 11.0% on a constant currency basis. SAPIEN growth in the U.S. was healthy, and it was even faster outside of the U.S. Edwards’ global competitive position in the first quarter increased slightly year-over-year mainly due to the exit of a competitor in Europe. Average selling prices were stable globally. Based on Edwards’ first quarter TAVR performance, the company is raising its full-year 2026 TAVR sales growth guidance to 7% to 9% from 6% to 8%.

Recent clinical trial results on long-term TAVR performance continue to support patient treatment with SAPIEN TAVR. The company is encouraged by the broader momentum that the EARLY TAVR study data has generated across the clinical community for both symptomatic and asymptomatic patients. There has been a shift toward proactive disease management, with an increased focus on evaluation and intentional referral of patients with severe aortic stenosis earlier in the disease pathway. This evolution in patient management, combined with a large and growing body of long-term SAPIEN outcomes data, reinforces the company’s confidence in the durable, multi-year growth opportunity ahead. Later this year, results of the PROGRESS trial studying patients with moderate AS will be presented at the TCT conference.
In the U.S., the Centers for Medicare & Medicaid Services (CMS) is conducting the process to reconsider the National Coverage Determination (NCD) for TAVR. This decision has the potential to improve timely access to lifesaving TAVR therapy. In Europe, first quarter results demonstrated continued strong commercial execution and sustained physician demand for the SAPIEN platform. Updated guidelines from the European Society of Cardiology and the European Association for Cardio-Thoracic Surgery are reshaping clinical discussions around proactive disease management and reinforcing the role of TAVR for a broader patient population. Outside of Europe, sales growth was strong across multiple geographies, including Japan, driven by procedural growth and adoption of our SAPIEN 3 Ultra RESILIA platform.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
First quarter TMTT sales of $173 million were driven by the company’s unique portfolio of repair and replacement therapies to treat mitral and tricuspid diseases. Globally, mitral and tricuspid procedures grew in the estimated double digits, with Edwards’ sales growing at a higher rate.
In tricuspid, at the recent American College of Cardiology (ACC) scientific session, two-year TRISCEND II data were presented, demonstrating significantly lower all-cause mortality with EVOQUE when accounting for patient crossover. The company continues to increase patient access to transcatheter tricuspid valve replacement and drive further adoption of EVOQUE by expanding into new centers.
Adoption of Edwards’ PASCAL transcatheter edge-to-edge repair (TEER) technology continues to increase, driven by physician enthusiasm for its unique design and differentiated outcomes, and underscored by the significant needs of these patients. The company’s progress on the PASCAL pipeline remains on track, with a next-generation technology expected in Q4 for both mitral and tricuspid patients in the U.S. and Europe. In addition, Edwards expects the launch of PASCAL in the U.S. for tricuspid patients in Q4 of this year, which will expand the population of patients that can benefit from this impactful technology.
The recent FDA approval of SAPIEN M3 expands Edwards’ mitral portfolio in the U.S. The company’s commercial experience, while early, validates the need for this mitral replacement solution for patients who are not well-suited for mitral TEER. Physician feedback on patient outcomes and procedural experience with SAPIEN M3 has been positive.
The strong and increasing utilization of Edwards’ differentiated therapies – EVOQUE, PASCAL and SAPIEN M3 – combined with double-digit mitral and tricuspid procedure volumes globally positions Edwards for continued growth.
Surgical
In Surgical, first quarter global sales of $276 million increased 10.1% compared to the prior year, or 5.9% on a constant currency basis, driven by continued adoption of the company’s RESILIA therapies that offer extended durability. INSPIRIS adoption continues to increase globally. The KONECT aortic valved conduit, which facilitates Bentall procedures for patients in need, recently launched in Europe with strong adoption. With the launch of MITRIS in additional markets around the world, uptake of this technology in surgical mitral valve replacement procedures was strong.
The 10-year data from the company’s COMMENCE trial, studying the long-term durability of its best-in-class RESILIA tissue, will be presented at the upcoming American Association for Thoracic Surgery (AATS) conference. Edwards continues to expect that its surgical tricuspid valve, TRIFORMIS, will launch in the second half of the year. The company’s surgical Left Atrial Appendage Closure, or LAAC, program is on track for preliminary introduction later this year.
Additional Financial Results
For the quarter, gross profit margin was 78.0%, or 78.2% adjusted, compared to 78.7% in the same period last year. The year-over-year change was driven by a weakening dollar as well as additional manufacturing expenses related to the expansion of new therapies. The company is maintaining its full-year 78% to 79% gross margin guidance.
Selling, general and administrative expenses in the first quarter were $522 million, or 31.7% of sales, compared to 33.0% of sales in the prior year. This was in line with the company’s expectations and reflects continued funding of resources Edwards provides to support patient care as well as a higher translation of the company’s OUS expense base from the weakening dollar. Research and Development (R&D) expenses in the first quarter were $263 million, or 16.0% of sales, compared to 18.0% in the prior year. This decrease in R&D as a percentage of sales and increase in total expense reflects Edwards’ strong top-line growth as well as strategic prioritization of investments in its expanding structural heart portfolio. The company continues to expect R&D expense as a percentage of sales to be approximately 17% in 2026.
Operating profit margin in the first quarter of 29.0%, or 31.4% adjusted, was in line with the company’s expectation for the quarter. Adjusted EPS was $0.78 and benefited from solid operational performance and planned phasing of strategic investments during the course of the year. In 2026, Edwards expects full-year operating profit margin to be at the high end of the company’s original 28% to

29% guidance range, resulting in approximately 150 basis points of constant currency operating margin expansion for the full year.
Cash and cash equivalents were approximately $2.4 billion as of March 31, 2026. Total debt was approximately $600 million.
Also during the quarter, the company entered into an Accelerated Share Repurchase agreement to buy back $500 million in shares. Edwards has approximately $1.5 billion remaining under its share repurchase authorization.
Outlook
Due to stronger-than-expected first quarter results, Edwards is raising its full-year 2026 sales growth rate guidance to 9% to 11% from 8% to 10% and TAVR product group sales growth rate guidance to 7% to 9% from 6% to 8%. Edwards now expects total company sales of $6.5 to $6.9 billion, and TAVR sales of $4.7 to $5.0 billion at current exchange rates. The company continues to expect $740 to $780 million in TMTT sales and mid-single-digit sales growth in Surgical in 2026. In addition, Edwards is raising the midpoint of its full-year adjusted EPS guidance with a new range of $2.95 to $3.05 from $2.90 to $3.05. For the second quarter of 2026, the company projects total sales to be between $1.66 and $1.74 billion and adjusted EPS of $0.70 to $0.76.
About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.
Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” “early clinician feedback,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian; statements regarding clinical trial results and the momentum generated by results; evidence resonating with clinicians; competitive trends; CMS’ reconsideration of the TAVR NCD; adoption of our technologies; utilization of our therapies; quality of clinical and patient outcomes and impacts; technologies delivering strong and positive growth; expectations for R&D spending; expanding opportunity to meet patient needs; regulatory approvals, and the information in the Additional Financial Results and Outlook sections. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, COMMENCE, EARLY TAVR, EVOQUE, INSPIRIS, KONECT, MITRIS, PARTNER, PARTNER II, PARTNER 3, PASCAL, RESILIA, SAPIEN, SAPIEN 3, SAPIEN 3 Ultra, SAPIEN M3, TRISCEND, and TRISCEND II are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]Reported sales and diluted EPS are from continuing operations.
[2]The company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation expenses, amortization of intangible assets, a gain on remeasurement of previously held interest upon acquisition, loss on impairment, and separation costs. See “Non-GAAP Financial Information” and reconciliation tables below.
[3]Represents “adjusted” revenues excluding $2.0 million of revenues related to Implantable Heart Failure Management. Refer to "Reconciliation of Sales by Product Group and Region" table.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Net sales	$1,648.6	$1,412.7
Cost of sales	362.6	301.6
Gross profit	1,286.0	1,111.1
Selling, general, and administrative expenses	522.2	465.7
Research and development expenses	263.3	254.6
Certain litigation expenses	37.1	10.9
Separation costs	—	4.2
Other operating income	(14.2)	(19.1)
Operating income, net	477.6	394.8
Interest income, net	(33.5)	(36.5)
Loss on impairment	123.6	—
Other non-operating income, net	(71.5)	(2.6)
Income from continuing operations before provision for income taxes	459.0	433.9
Provision for income taxes	78.3	70.3
Net income from continuing operations	$380.7	$363.6
Loss from discontinued operations, net of tax	—	(7.2)
Net income	380.7	356.4
Net loss attributable to noncontrolling interest	—	(1.6)
Net income attributable to Edwards Lifesciences Corporation	$380.7	$358.0

Earnings per share:
Basic:
Continuing operations	$0.66	$0.62
Discontinued operations	$—	$(0.01)
Basic earnings per share	$0.66	$0.61
Diluted:
Continuing operations	$0.66	$0.62
Discontinued operations	$—	$(0.01)
Diluted earnings per share	$0.66	$0.61

Weighted-average common shares outstanding:
Basic	579.2	586.9
Diluted	580.7	587.8

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	78.0%	78.7%
Selling, general, and administrative expenses	31.7%	33.0%
Research and development expenses	16.0%	18.0%
Operating income	29.0%	27.9%
Income before provision for income taxes	27.8%	30.7%
Net income from continuing operations	23.1%	25.7%

Effective tax rate	17.1%	16.2%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, a gain on remeasurement of previously held interest upon acquisition, loss on impairment, and separation costs.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the “Reconciliation of Sales by Product Group and Region.”

Guidance for sales and sales growth rates is provided on a “constant currency basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, and taxes are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $37.1 million and $10.9 million in the first quarter of 2026 and 2025, respectively. Such expenses relate to intellectual property litigation, settlements, contingencies, and external legal costs.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $3.3 million and $1.4 million in the first quarter of 2026 and 2025, respectively.

Separation Costs - The Company recorded expenses of $4.2 million in the first quarter of 2025, related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Gain on Remeasurement of Previously Held Interest Upon Acquisition - The Company recorded a $65.2 million gain in the first quarter of 2026 to remeasure its previously held interest upon acquisition of an investee.

Loss on Impairment - The Company recorded loss on impairment of $123.6 million in the first quarter of 2026 ($99.0 million net of tax adjustment), due to the carrying amount of one of its VIE investments not being recoverable.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full-year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended March 31, 2026
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Loss on Impairment	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,648.6	78.0%	$477.6	29.0%	$(123.6)	$71.5	$380.7	$0.66	17.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	37.1	2.2	—	—	29.0	0.05	0.2
Amortization of intangible assets	—	0.2	3.3	0.2	—	—	2.6	—	—
Gain on remeasurement of previously held interest upon acquisition	—	—	—	—	—	(65.2)	(56.1)	(0.10)	0.5
Loss on impairment	—	—	—	—	123.6	—	99.0	0.17	0.6
Adjusted	$1,648.6	78.2%	$518.0	31.4%	$—	$6.3	$455.2	$0.78	18.4%

	Three Months Ended March 31, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Loss on Impairment	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,412.7	78.7%	$394.8	27.9%	$—	$2.6	$363.6	$0.62	16.2%
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	1.6	—	—
Total attributable to Edwards Lifesciences Corporation	1,412.7	78.7%	394.8	27.9%	—	2.6	365.2	0.62	16.2%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	10.9	0.8	—	—	8.8	0.01	0.1
Amortization of intangible assets	—	—	1.4	0.1	—	—	1.2	—	—
Separation costs	—	—	4.2	0.3	—	—	3.4	0.01	—
Adjusted	$1,412.7	78.7%	$411.3	29.1%	$—	$2.6	$378.6	$0.64	16.3%

(A)See description of non-GAAP adjustments under “Non-GAAP Financial Information.”
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted
Sales by Product Group (QTD) - Continuing Operations	1Q 2026	1Q 2025	Change	GAAP Growth Rate*	FX Impact	1Q 2025 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,197.3	$1,046.6	$150.7	14.4%	$32.0	$1,078.6	11.0%
Transcatheter Mitral and Tricuspid Therapies (A)	175.1	115.2	59.9	51.9%	7.4	122.6	42.8%
Surgical (B)	276.2	250.9	25.3	10.1%	9.8	260.7	5.9%
Total	$1,648.6	$1,412.7	$235.9	16.7%	$49.2	$1,461.9	12.7%

					2025 Adjusted
Sales by Region (QTD) - Continuing Operations	1Q 2026	1Q 2025	Change	GAAP Growth Rate*	FX Impact	1Q 2025 Adjusted Sales	Constant Currency Growth Rate *
United States	$937.6	$838.9	$98.7	11.8%	$—	$838.9	11.8%
Europe	442.6	341.8	100.8	29.5%	42.9	384.7	15.1%
Japan	90.6	81.8	8.8	10.8%	(0.9)	80.9	12.0%
Rest of World	177.8	150.2	27.6	18.4%	7.2	157.4	13.0%
Outside of the United States	711.0	573.8	137.2	23.9%	49.2	623.0	14.1%
Total	$1,648.6	$1,412.7	$235.9	16.7%	$49.2	$1,461.9	12.7%

(A)Includes $2.0 million and $0.4 million of revenues related to Implantable Heart Failure Management for the first quarter of 2026 and 2025, respectively.
(B)For the first quarter 2026, $3.0 million of revenues related to a transitional service agreement from the 2025 sale of our non-core product group were included in Surgical sales.
* Numbers may not calculate due to rounding.